Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

QUMULUSAI, INC.

(the “Corporation”)

ARTICLE ONE – OFFICES

1.1         Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation, in the State of Georgia, will be as stated in the Articles of Incorporation of the Corporation, as amended and restated from time to time (the “Articles”), or as may be determined from time to time by resolution of the Board of Directors of the Corporation (the “Board”) and on file in the appropriate public offices of the State of Georgia as provided by law.

1.2         Other Offices. The Corporation may have other offices located within or outside the State of Georgia as the Board may determine.

ARTICLE TWO – MEETINGS OF SHAREHOLDERS

2.1         Annual Meeting. If required by applicable law, an annual meeting of shareholders of the Corporation shall be held for the election of directors either at such date, time and place, if any, either within or without the State of Georgia, or by means of remote communication, as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Corporation may postpone, reschedule, adjourn, recess or cancel any annual meeting of shareholders previously scheduled.

2.2         Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by the President or upon a resolution or affirmative vote of the Board, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. The Corporation may postpone, reschedule, adjourn, recess or cancel any special meeting of shareholders previously scheduled. Any special meeting may be held either at a place, within or without the State of Georgia, or by means of remote communication, as may be designated by resolution of the Board from time to time.

2.3         Notice of Meetings. Unless waived as contemplated in Section 6.2 of these Bylaws, notice of the date, time and place of all meetings of shareholders shall be given not less than ten (10) days, and not more than sixty (60) days prior to the meeting, to each shareholder of record of the Corporation entitled to vote at such meeting in accordance with Section 6.1 of these Bylaws. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which is required by law to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

2.4          Quorum. The holders of one-third (1/3) of the shares of stock of the Corporation entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of any business, except as otherwise provided by law, the Articles or these Bylaws. If a quorum is not present at a meeting of the shareholders, the chair of such meeting, the Board or the holders of a majority of the stock present in person or represented by proxy at such meeting will have the power to adjourn the meeting in accordance with Section 2.5 of these Bylaws.

2.5         Adjournments. Whether or not a quorum is present, the chair of a meeting of shareholders or the Board may adjourn the meeting from time to time for any reasonable purpose and to any other time or place, if any, at which a meeting of shareholders may be held under these Bylaws. The meeting may be adjourned to a specified time and place, without notice to anyone other than an announcement at the meeting at which such adjournment is taken, until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Provided, however, if the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the subsequent session of the adjourned meeting, a notice of the subsequent session of the adjourned meeting will be given to each shareholder entitled to vote at the meeting.

2.6         Voting. Unless otherwise provided in the Articles, each shareholder entitled to vote will be entitled to one (1) vote for each share of stock held and registered in such shareholder’s name on the books of the Corporation. If the Articles provide for more or less than one (1) vote for any share on any matter, then every reference in these Bylaws to a vote by a majority or other proportion of stock will refer to such majority or other proportion of the votes of such stock on such matters as provided in the Articles. At all meetings of shareholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares of stock of the Corporation who are present in person or represented by proxy at a meeting at which a quorum is present and who are entitled to vote on the subject matter will be the valid corporate act of the shareholders, except in those specific instances in which a larger vote is required by law, the Articles or these Bylaws.

2.7         Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy may be executed in writing (or by an electronic transmission permitted by applicable law, including Rule 14a-19 (or any successor thereto) (“Rule 14a-19”) promulgated under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) by the shareholder, or by such shareholder’s duly authorized attorney in fact. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined the identity of the shareholder granting such authorization, and that the transmission was authorized by the shareholder. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.8         Conduct of Meetings. All meetings of shareholders shall be governed by such rules and decisions as the chair of the meeting, or a parliamentarian appointed by him, may deem appropriate.

2.9         Fixing Date for Determination of Shareholders of Record. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment/postponement thereof, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other purposes, the Board may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. A record date fixed for a shareholders’ meeting is effective for any adjournment of such meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If no record date is fixed by the Board, the record date shall be determined in accordance with the provisions of the Georgia Business Corporation Code.

2.10         List of Shareholders Entitled to Vote. The Secretary or an Assistant Secretary will prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting. Such list will be open to the examination of any shareholder entitled to vote at such meeting, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting, or (b) during ordinary business hours at the Corporation’s principal place of business. Such list will also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. If the meeting is to be held solely by remote communication, such list will be open to the examination of any shareholder during the whole time of the meeting by reasonably accessible electronic network. Failure to comply with this Section 2.10 will not affect the validity of any action taken at such meeting.

2.11         Written Consent. Unless otherwise provided in the Articles, any action required to be taken or any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the shareholders who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted, and such consent or consents bear the date of signature and are delivered to the Corporation, its registered agent, or to an officer or agent of the Corporation for inclusion with the minutes of proceedings of the shareholders or filing with the corporate records. In order that the Corporation may determine the shareholders entitled to consent, the Board may fix a record date in accordance with Section 2.9 of these Bylaws.

2.12          Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one (1) or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chair of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.13         Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chair of the meeting if required by law. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair shall have the right and authority to convene and (for any or no reason) to recess, adjourn and/or postpone the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (d) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. The chair, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chair), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chair should so determine, the chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.14           Notice of Shareholder Business to be Conducted at a Meeting of Shareholders. For purposes of this Section 2.14, a “Noticing Shareholder” must be either a “Record Holder” or a “Nominee Holder.” A “Record Holder” is a shareholder that holds of record stock of the Corporation entitled to vote at the meeting on the business (including any election of a director) to be appropriately conducted at the meeting. A “Nominee Holder” is a shareholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business.

In order for a “Noticing Shareholder” to properly bring any item of business before a meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the Corporation in compliance with the requirements of this Section 2.14, which shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act:

(a)         To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation:

(i)          in the case of an annual meeting of shareholders, not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and

(ii)         in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(b)         To be in proper form, whether in regard to a nominee for election to the Board or other business, a Noticing Shareholder’s notice to the Secretary must:

(i)         Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)         the name and address of the Noticing Shareholder as they appear on the Corporation’s books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B)         the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record, and the date such ownership was acquired,

(C)         any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D)         any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E)         any short interest in any security of the Corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F)         any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G)         any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)         any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I)         any arrangements, rights, or other interests described in Section 2.14(b)(i)(C)-(H) of these Bylaws held by members of such Holder’s immediate family sharing the same household,

(J)         a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice and whether or not such shareholder intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) or the business proposed and/or otherwise to solicit proxies from shareholders in support of the nomination(s) or the business proposed,

(K)         if applicable, a representation as to whether or not such shareholder or any of its respective affiliates, associates or others acting in concert therewith, intended to solicit proxies in support of director nominees in accordance with Rule 14a-19,

(L)         a certification regarding whether or not such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of shares or other securities of the Corporation and/or such shareholder’s acts or omissions as a shareholder of the Corporation,

(M)         any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(N)         any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

(ii)         If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must also set forth:

(A)         a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Holder in such business, and

(B)         a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)         If the notice relates to a nomination or nominations, the notice must also set forth, as to each person whom the Holder proposes to nominate for election or reelection to the Board:

(A)         all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected),

(B)         a description of any agreements, arrangements and understandings between or among such shareholder, on the one hand, and any other persons, on the other hand, in connection with the nomination of such person for election as a director, and

(C)         a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past two (2) calendar years and through the date of such nomination, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 of Regulation S-K and the nominee were a director or executive officer of such registrant.

(iv)         With respect to each nominee for election or reelection to the Board, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Section 2.15 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c)         Notwithstanding anything in Section 2.14(a) of these Bylaws to the contrary, if the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which the public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(d)         For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act. The terms “affiliate” and “associate” are fairly broad and are defined by reference to Rule 12b-2 under the Exchange Act. An “affiliate” is any “person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” The term “associate” of a person means: (i) any Corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the registrant or any of its parents or subsidiaries.

(e)         Only those shareholder nominees who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws, provided, however, that, once business has been properly brought before the meeting in accordance with this Section 2.14, nothing in this Section 2.14(e) shall be deemed to preclude discussion by any shareholder of such business. If any information submitted pursuant to this Section 2.14 by any shareholder proposing a nominee(s) for election as a director at a meeting of shareholders is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.14. Except as otherwise provided by law, the Articles, or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(f)         Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, (i) no shareholder making such a nomination shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner unless the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such person and (ii) if any shareholder making such a nomination (A) provides notice pursuant to Rule 14a-19(b), and (B) subsequently fails to comply with the requirements of Rule 14a-19 or any other rules and regulations thereunder, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees and such nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation. In addition, any shareholder that provides notice pursuant to Rule 14a-19(b) shall notify the Secretary within two (2) business days of any change in such shareholder’s intent to solicit proxies from the holders of shares representing at least sixty-seven (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Upon request by the Corporation, if any shareholder making such a nomination provides notice pursuant to Rule 14a-19(b), such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any shareholder pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of this Section 2.14 or otherwise) to have been made pursuant to the notice of meeting given by or at the direction of the Board and any such nominee may only be nominated by a shareholder of the Corporation pursuant to this Section 2.14.

(g)         Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.14.

(h)         Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

2.15         Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)         is not and will not become a party to:

(i)         any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or

(ii)         any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)         is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)         in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE THREE – BOARD OF DIRECTORS

3.1         Powers. The business and affairs of the Corporation will be managed by and under the direction of the Board. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute, the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2         Number; Qualifications. The Board shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board. Directors, each of whom must be a natural person, need not be shareholders.

3.3         Election; Resignation; Vacancies; Removal. Directors shall be elected to hold office until the next annual meeting of shareholders and until the election and qualification of such directors’ respective successors, subject to such directors’ earlier death, resignation, disqualification or removal. Any director may resign at any time upon written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Unless otherwise provided by law or the Articles, any newly created directorship or any vacancy occurring in the Board for any cause may be filled by either (a) the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation or (b) a majority of the remaining members of the Board, even though such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced or until such director’s successor is elected and qualified. Directors may be removed solely by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation who are present in person or represented by proxy at a meeting at which a quorum is present and who are entitled to vote on the subject matter.

3.4         Compensation. Directors may be allowed such compensation for their services as directors as may from time to time be fixed by resolution of the Board.

ARTICLE FOUR – MEETINGS OF THE BOARD OF DIRECTORS

4.1         Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Georgia and at such times as the Board may from time to time determine. Regular meetings of the Board may be held without notice given pursuant to Section 6.1 of these Bylaws if the date, times and places thereof are adopted by written consent of all directors. Any business may be transacted at any regular meeting.

4.2         Special Meetings. Special meetings of the Board may be held at such places within or without the State of Georgia. Special meetings of the Board may be called at any time by the Chairman of the Board or the President. Unless waived as contemplated in Section 6.2 of these Bylaws, the Chairman of the Board or the President or Secretary of the Corporation or any director thereof shall give at least one (1) day’s notice given pursuant to Section 6.1 of these Bylaws to each director of each special meeting stating the date, time, and place of the meeting.

4.3         Meetings by Conference Telephone or Similar Communications. Unless otherwise restricted by the Articles or these Bylaws, the directors may participate in a meeting of the Board by means of conference telephone or similar communications whereby all persons participating in the meeting can hear each other and participation in a meeting in such manner will constitute presence in person at such meeting.

4.4         Quorum; Vote Required for Action. At all meetings of the Board, the presence of a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by law, the Articles or these Bylaws, all resolutions adopted and all business transacted by the Board shall require the affirmative vote of a majority of the directors present at the meeting at which a quorum is present. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

4.5         Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in the Chairman of the Board’s absence, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

4.6         Action by Directors Without a Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto shall be signed by all of the directors, and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board.

ARTICLE FIVE – COMMITTEES

5.1         Committees. The Board may designate one (1) or more committees of the Board. Each committee will consist of one (1) or more directors of the Corporation, unless a greater number is required by any applicable law, rule, regulation or listing standard, and it shall have such name or names and shall have any and may exercise such powers of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, as may be determined from time to time by resolution adopted by the Board.

5.2         Action by Committees. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article Four of these Bylaws.

5.3         Removal and Vacancies. The Board shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in or dissolve any such committee, except as would violate any applicable law, rule, regulation or listing standard.

ARTICLE SIX — NOTICES

6.1         Procedure. Except as otherwise specifically provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice, by e-mail or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, director or officer at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

6.2         Waiver. Except as otherwise provided in these Bylaws, when any notice is required to be given by law, by the Articles or by these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder’s attorney or proxy duly appointed in writing.

ARTICLE SEVEN — OFFICERS

7.1         Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, and a Secretary and may include one (1) or more Vice Presidents, one (1) or more Assistant Treasurers and one (1) or more Assistant Secretaries, each of whom shall be appointed by the Board. The Board may elect other officers as it may deem advisable, and may further identify or describe the duties of any of its officers of the Corporation. Officers of the Corporation need not be members of the Board. Any number of offices may be held by the same person.

7.2         Election and Term. All officers shall be elected by the Board and shall serve at the pleasure of the Board until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

7.3         Resignation; Removal; Vacancies. Any officer may resign at any time upon written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any officer may be removed at any time with or without cause by the Board, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Any officer, however elected or appointed, may be removed at any time with or without cause by the affirmative vote of the Board. Vacancy in any office arising from any cause may be filled by the Board at any regular or special meeting.

7.4         Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

7.5         Other Agents. The Board from time to time may also appoint such other agents for the Corporation as the Board may deem necessary or advisable. Each such agent will serve at the pleasure of the Board or for such period as the Board may specify, and will exercise such powers, have such titles, and perform such duties as may be determined from time to time by the Board or by an officer empowered to make such determinations.

ARTICLE EIGHT – SHARES

8.1         Certificates.

(a)         The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board may from time to time adopt, or the Board may authorize the issuance of uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Any such authorization shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no difference in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

(b)         To the extent that shares are represented by certificates, each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may, nonetheless, be adopted and issued and delivered by the Corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the Corporation.

(c)         In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Corporation shall send the shareholder a written information statement containing: (i) the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia; (ii) the name of the person to whom the uncertificated shares have been issued or transferred; (iii) the number and class of shares, and the designation of the series, if any, to which the information statement relates; and (iv) if applicable, a statement as to the existence of any restrictions on transfer or registration of transfer of the shares.

8.2         Transfer of Shares. The transfer of shares shall be made on the books of the Corporation only by the person named in the certificate (or in the case of uncertificated shares, the person named in the stock records of the Corporation), or by an attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued or, in the case of a certificate alleged to have been lost, stolen, or destroyed, upon compliance with the provisions of Section 8.4 of these Bylaws.

8.3         Equitable Share Interest. Registered shareholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Georgia.

8.4         Lost, Stolen or Destroyed Certificates. In the case of loss, theft or destruction of any share certificate, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft or destruction, and if the Corporation shall require, upon the giving of a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such share certificate.

8.5         Regulations. The Board shall have power and authority to make all rules and regulations as it may deem expedient, concerning the issue, transfer, conversion, and registration of share certificates of the Corporation, not inconsistent with the laws of the State of Georgia, the Articles, and these Bylaws; and the Board may appoint one (1) or more transfer agents and one (1) or more registrars.

8.6         Declaration of Dividends. Dividends on the capital stock of the Corporation, subject to the provisions of the Articles and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles and applicable law.

8.7         Authority to Ratify. In accordance with the Georgia Business Corporation Code, the Board may ratify any defective corporate act, including without limitation the authorization or issuance of shares of stock that were not properly authorized at the time of issuance, or any corporate act taken without proper authorization. Such ratification may be effected by resolution of the Board adopted at a meeting or by written consent, and shall include (a) a description of the defective corporate act, (b) the date on which the defective corporate act was taken or purportedly taken, (c) a statement that the Board ratifies the defective corporate act, and (d) if shareholder approval is required by law or these Bylaws, a statement that the matter will be submitted to the shareholders for approval.

8.8         Shareholder Approval. If shareholder approval of the ratification of a defective corporate act is required by law, the Articles of Incorporation, or these Bylaws, notice of the meeting at which such ratification will be considered shall describe the defective corporate act to be ratified, the date on which it was taken or purportedly taken, and the effect of ratification. Such ratification shall require the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote thereon, unless a greater vote is required by law, the Articles of Incorporation, or these Bylaws for the type of action being ratified.

8.9         Effect of Ratification. Upon ratification of a defective corporate act in accordance with these Bylaws and the Georgia Business Corporation Code, the defective corporate act shall be deemed to have been authorized, approved and taken at the time originally purported, and all shares of stock issued as a result of such defective corporate act shall be deemed validly issued, fully paid, and non-assessable as of the date of such original issuance.

8.10         Filing Requirements. If a defective corporate act that is ratified under these Bylaws relates to the filing of a document with the Georgia Secretary of State (including amendments to the Articles of Incorporation), the Corporation shall promptly file with the Georgia Secretary of State a certificate of correction or such other document as may be required by the Georgia Business Corporation Code to give effect to the ratification.

ARTICLE NINE – LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1         Limitation of Liability. No person will be liable to the Corporation or the shareholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director or officer of the Corporation or of any “Other Enterprise,” which may include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan, for which such person serves or has served as a director or officer at the request of the Corporation, if such person (a) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such Other Enterprise, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such Other Enterprise, which such person had no reasonable grounds to disbelieve.

9.2         Indemnification. In the event indemnification is requested by any person, their heirs, executors, or administrators, such person, their heirs, executors, or administrators, shall be indemnified or reimbursed by the Corporation to the fullest extent of the Georgia Business Corporation Code for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of the Corporation, or that such person is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of any Other Enterprise. No person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of their duties to the Corporation, or to such Other Enterprise. Provided further, no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (a) a court of competent jurisdiction, (b) the holders of record of a majority of the outstanding shares of capital stock of the Corporation, or (c) a majority of the members of the Board then holding office excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.

9.3         Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon delivery to the Corporation of both an affirmation of good faith and an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as provided above. Such advancement of expenses shall be automatic and shall not require authorization by the Board in any specific case.

9.4         Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Nine.

9.5         Amendment or Repeal. Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

9.6         Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above or their heirs, executors, or administrators, may be entitled as a matter of law, and the Corporation may indemnify such persons to the extent permitted by the Financial Institutions Code of Georgia and the Georgia Business Corporation Code, as such laws may be amended from time to time.

ARTICLE TEN — MISCELLANEOUS

10.1         Fiscal Year. The Board will have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board, the fiscal year of the Corporation will end each year on December 31 until such time, if any, as the fiscal year is changed by the Board.

10.2         Corporate Seal. The Corporation may have a corporate seal in such form as may be approved from time to time by the Board.

10.3         Inspection of Books and Records. The Board shall determine whether and to what extent the accounts and books of the Corporation, or any of them, other than the share records, shall be open to the inspection of shareholders, and no shareholder shall have any right to inspect any account or books or document of the Corporation except as conferred by law or by resolution of the shareholders or the Board. Without prior approval of the Board in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two (2) percent or less of the shares outstanding.

10.4         Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon request in writing or by electronic transmission, the Corporation promptly shall mail or deliver to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

ARTICLE ELEVEN — AMENDMENTS

11.1         Power to Amend Bylaws. Alterations, amendments, or repeals of the Bylaws may be made by the shareholders, if the notice of such meeting contains a statement of the proposed alteration, amendment, or repeal, or by the Board by a majority vote of all directors then holding office at any regular or special meeting. Any bylaw that is to be altered, amended, or repealed by the shareholders of the Corporation shall receive the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of stock of the Corporation who are present in person or represented by proxy at a meeting at which a quorum is present and who are entitled to vote on the subject matter.

ARTICLE TWELVE — RESTRICTIONS ON CERTAIN BUSINESS
COMBINATIONS WITH INTERESTED SHAREHOLDERS

12.1         Governing Authority. The Corporation shall be governed by all of the requirements of Article 11A of the Georgia Business Corporation Code (Sections 14-2-1131, et seq).

12.2         Irrevocability. This Article Twelve of these Bylaws shall be irrevocable except as provided in Section 14-2-1133(b) of the Georgia Business Corporation Code.

ARTICLE THIRTEEN — EXCLUSIVE FORUM FOR CERTAIN ACTIONS

13.1         Forum. Unless the Corporation consents in writing to an alternative forum, the state courts of the State of Georgia or, if no state court located within the State of Georgia has subject matter jurisdiction, the federal district court for the Northern District of Georgia, will be the exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising under any provision of the General Corporation Law of the State of Georgia, the Articles, or these Bylaws (in each case, as they may be amended from time to time), or (d) any action asserting a claim governed by the internal-affairs doctrine. Unless the Corporation consents in writing to an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation will be deemed to have notice of and to have consented to the provisions of this Section 13.1.